Exhibit (i.1)

GODFREY & KAHN, S.C.

ATTORNEYS AT LAW

780 NORTH WATER STREET

MILWAUKEE, WISCONSIN 53202

PHONE (414) 273-3500 FAX (414) 273-5198

August 26, 2005

NorCap Funds, Inc.

8010 Excelsior Drive, Suite 300

Madison, Wisconsin 53717

Ladies and Gentlemen:

We consent to the incorporation by reference in this Registration Statement of our opinion for the NorCap Growth Fund dated July 7, 2003. In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.